UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2013

Date of Report (date of Earliest Event Reported)

SHARP PERFORMANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-162072	26-2883037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

12 Fox Run, Sherman, CT 06784-1741
(Address of principal executive offices, including zip code)

(203) 7146-8478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Effective September 6, 2013 Sharp Performance, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Harrison Vickers and Waterman, LLC (“Harrison Vickers”).  Pursuant to the Agreement the Company agreed to purchase from Harrison Vickers certain assets held by Harrison Vickers in the form of real estate loans (the “Loans”).  The purchase price was paid by the Company via the issuance of a secured promissory note in the principal amount of $1,800,000 (the “Note”) due December 31, 2014.

The Note is secured by a Pledge Agreement (the “Pledge Agreement”) entered into between the Company and Harrison Vickers, whereby the proceeds of the Loans are pledged as security for the repayment of the Note.

Effective September 6, 2013 the Company entered into a Securities Purchase Agreement (the “HVW Agreement”) with HVW Holdings LLC (“HVW”).  Pursuant to the Agreement the Company agreed to sell to HVW an aggregate of 308,166 shares of the Company’s Common Stock and 32,300 shares of preferred stock of the Company (to be created at a later date) which pursuant to the terms thereof will be convertible into 32,300,000 shares of the Company’s common stock.  The consideration under the HVW Agreement were certain services to be rendered by HVW to the Company pursuant to a management agreement (the “Management Agreement”) entered into between the Company and HVW on September 6, 2013.  Some of the material terms of the HVW Agreement include: (i) that Robert J. Sharp, the Chief Executive Officer and Board Member of the Company retire 4,961,500 shares of common stock of the Company owned by Mr. Sharp, (ii) the Company will submit to a vote of its shareholders a forward split of the Company’s common stock equal to 324.5 for 1, (iii) the Company will appoint up to three persons nominated by HVW to the board of directors of the Company to serve until the next annual meeting of shareholders of the Company, (iv) the Company will issue shares of a to be created series of preferred stock (8% annual dividend, anti-dilution rights for 24 months, each share convertible into 1,000 shares of common stock) to each of HVW (32,300), Mr. Sharp (46,500) and an Institutional Investor (16,200).

Some of the material terms of the Management Agreement include: (i) HVW will provide certain business, financial and advisory services to the Company; (ii) HVW will receive a management fee of two percent (2%) per annum of average gross assets, (iii) HVW will also receive twenty percent (20%) of the revenues received by the Company derived from the services under the Management Agreement.

The issuance of the securities referenced above were not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

The discussion herein is qualified by, and full terms of the agreements referenced herein, can be found in, the Exhibits annexed hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Securities Purchase Agreement effective September 6, 2013 between Harrison Vickers and Waterman LLC and Sharp Performance, Inc.	x
10.2	Promissory Note Dated September 6, 2013 in the principal amount of $1,800,000.	x
10.3	Pledge Agreement effective September 6, 2013 between Harrison Vickers and Waterman LLC and Sharp Performance, Inc.	x
10.4	Securities Purchase Agreement effective September 6, 2013 between HVW Holdings LLC and Sharp Performance, Inc.	x
10.5	Management Agreement effective September 6, 2013 between HVW Holdings LLC and Sharp Performance, Inc.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHARP PERFORMANCE, INC.

By:	/s/ Robert J. Sharp
Robert J. Sharp, Chief Executive Officer

Date: September 10, 2013